UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2011

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 18, 2011, the Board of Directors of Northrim BanCorp, Inc. (the "Company") and its wholly owned subsidiary, Northrim Bank (the "Bank"), increased the number of directors of the Company from ten to eleven and the Bank from ten to twelve. At the same meetings, the Board of Directors of the Company and the Bank elected David J. McCambridge to serve on their respective boards, until the 2012 Annual Shareholders’ Meeting or until a successor has been elected and qualified.

Mr. McCambridge has been appointed by the Board of Directors to serve on the Company’s Audit Committee and has been designated the Audit Committee’s financial expert. Mr. McCambridge has also been appointed to serve on the Company’s Compensation Committee. The Board of Directors did not appoint Mr. McCambridge pursuant to any arrangements or understandings between Mr. McCambridge and the Company or the Bank and any other person. Mr. McCambridge does not have any related transactions or relationships with the Company or the Bank at this time.

Mr. McCambridge’s appointment to the boards of the Company and the Bank, as well as his appointments to the Company’s Audit Committee and Compensation Committee were disclosed publicly on August 24, 2011. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable.

(b) Proforma financial information – not applicable.

(c) EXHIBIT DESCRIPTION

99.1 Press Release dated August 24, 2011 announcing the election of David J. McCambridge to the Board of Directors of Northrim BanCorp, Inc. and its
subsidiary, Northrim Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

August 24, 2011	By:	Joseph M. Schierhorn

Name: Joseph M. Schierhorn
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 24, 2011 announcing the election of David J. McCambridge to the Board of Directors of Northrim BanCorp, Inc. and its subsidiary, Northrim Bank.